Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Spartech Corporation on Form S-3 of our report dated December 20, 1999 (February 28, 2000 as to Note 14) relating to the consolidated financial statements of Uniroyal HPP Holdings, Inc. and subsidiary appearing in the Current Report on Form 8-K/A of Spartech Corporation dated May 15, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                   s/DELOITTE & TOUCHE LLP


Tampa, Florida
May 30, 2000